UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)     June 2, 2008_____________________

PLY GEM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-114041	20-0645710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5020 WESTON PARKWAY, SUITE 400 CARY, NORTH CAROLINA	27513
(Address of principal executive offices)	(Zip Code)

(919) 677-3900
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

5230073-1

ITEM 8.01                                OTHER EVENTS

On June 2, 2008, Ply Gem Industries, Inc., a wholly-owned subsidiary of Ply Gem Holdings, Inc., announced that it has commenced an offering of Senior Secured Notes due 2013, which is expected to generate gross proceeds of approximately $700 million.  Ply Gem intends to use the net proceeds from the notes offering, together with initial borrowings under a new $150 million senior secured asset-based revolving credit facility, to repay all of the outstanding indebtedness under its existing senior credit facilities.

ITEM 9.01                                FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

99.1           Press release, dated June 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  June 2, 2008

Company Name: PLY GEM HOLDINGS, INC

By:	/s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President, Chief Financial Officer
Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.                                           Description of Exhibits

99.1                                Press release, dated June 2, 2008.